UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): August 15, 2007


                              Rite Aid Corporation
             (Exact name of registrant as specified in its charter)


        Delaware                         1-5742                 23-1614034
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
  of Incorporation)                                       Identification Number)


                  30 Hunter Lane, Camp Hill, Pennsylvania 17011
          (Address of principal executive offices, including zip code)

                                 (717) 761-2633
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2007, Rite Aid Corporation (the "Company") announced that, effective August 20, 2007, Robert J. Easley was appointed, and will succeed James P. Mastrian, as Chief Operating Officer of the Company. Effective August 20, 2007, Mr. Mastrian will assume the non-executive role of Special Advisor on Corporate Strategy, reporting to our President, Chief Executive Officer and Chairman of the Board, Mary F. Sammons.

Mr. Easley previously had served as Senior Vice President, Chief Marketing Officer and Head of Pharmacy of H.E. Butt Grocery Company, which he first joined in 1991. As Chief Marketing Officer, Mr. Easley was integrally involved in launching the new H-E-B Plus retail format. Mr. Easley's previous corporate roles at H-E-B included Director of Continuous Improvement, focusing on strategic planning, process improvement and leadership development, Vice President of Facilities and member of the real estate committee. Mr. Easley also had served as Senior Vice President and Chief Change Officer, where he co-led an infrastructure and technology reengineering project to address significant growth in the business.

In connection with Mr. Easley's appointment, the Company entered into an employment agreement, effective August 20, 2007, with Mr. Easley. The material terms of the agreement and Mr. Easley's compensation thereunder are set forth below.

     Term. The term of Mr. Easley's employment agreement will commence on August 20, 2007, the effective date of his employment agreement (the "Effective Date"). Unless terminated earlier, the employment agreement will terminate on its second anniversary (the "Employment Period"), but will automatically renew for an additional year on each anniversary of the effective date of the agreement ("Renewal Date"), unless either Mr. Easley or Rite Aid provides the other with notice of non-renewal at least 180 days prior to a Renewal Date.

     Salary and Incentive Bonus. The employment agreement provides Mr. Easley with a base salary and incentive compensation (which may be reviewed periodically for adjustment by the Compensation Committee) that includes, with respect to fiscal year 2008, an annual base salary of not less than $750,000. If Rite Aid's performance meets certain targets in the future, Mr. Easley may receive an annual bonus that, if awarded, will equal or exceed 110% of his annual base salary then in effect (which bonus shall be prorated based on the Effective Date).

     The employment agreement also provides Mr. Easley with a one time opportunity for fiscal year 2008 of an additional payment equal to 50% of his individual bonus target, which shall be prorated based on the Effective Date, provided the Company meets certain performance targets in fiscal year 2008, and such results meet certain costs savings targets related to the Company's recent acquisition of the Brooks and Eckerd drugstore chains.

     Restricted Stock and Options. Under the employment agreement, on the Effective Date Mr. Easley will be granted an option to purchase 300,000 shares of Common Stock and will be awarded 100,000 shares of restricted Common Stock. The option to purchase shares of Common Stock will vest ratably on each of the first four anniversaries of the date of grant. The shares of restricted Common


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Stock will vest ratably on each of the first three anniversaries of the date of grant.

     Other Benefits. Pursuant to the employment agreement, Mr. Easley is also entitled to participate in Rite Aid's fringe benefit and perquisite programs and savings plans.

     Restrictive Covenants. The employment agreement prohibits Mr. Easley from competing with Rite Aid during his employment and for a period of two years thereafter.

     Termination Benefits. If Mr. Easley is terminated by Rite Aid "without cause" or if his employment is terminated by Mr. Easley for "good reason" (as such terms are defined in the employment agreement), then he will be entitled to receive:

     o an amount equal to two times the sum of his annual base salary and annual target bonus, payable in equal installments over the two year period following the date of termination, plus any accrued but unpaid salary and bonus;

     o continued health insurance coverage for a period of two years following the date of termination; and

     o all of his stock options will immediately vest and become exercisable and the restrictions with respect to any awards of restricted stock will lapse, in each case to the extent such options would otherwise become vested and exercisable (or such restrictions would have lapsed) had Mr. Easley remained employed for a period of two years following the date of termination.

If Rite Aid terminates Mr. Easley "for cause," or if Mr. Easley terminates his employment without "good reason":

     o    Rite Aid shall pay him all accrued but unpaid salary and benefits;

     o any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination shall immediately terminate; and

     o any portion of any restricted stock award, or other equity incentive award, as to which the restrictions have not lapsed or as to which any other conditions were not satisfied prior to the date of termination shall be forfeited.

Upon a "change in control" prior to a termination of employment, with respect to awards made pursuant to the employment agreement all of Mr. Easley's stock options will immediately vest and become exercisable and any restrictions on restricted stock will immediately lapse.

The employment agreement provides that Mr. Easley will receive an additional payment to reimburse for any excise taxes imposed pursuant to Section 4999 of the Internal Revenue Code, together with reimbursement for any additional taxes incurred by reason of such payments.


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The Company issued a press release dated August 15, 2007 announcing the appointment of Mr. Easley as Chief Operating Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

     99.1   Press Release of Rite Aid Corporation, dated August 15, 2007














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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       RITE AID CORPORATION


Date:  August 17, 2007                 By:     /s/ Robert B. Sari
                                              ----------------------------------
                                       Name:  Robert B. Sari
                                       Title: Executive Vice President,
                                              General Counsel and Secretary




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                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              Press Release of Rite Aid Corporation, dated August 15, 2007




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